                                   EXHIBIT 24
                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph S. Sheridan, Lee C. Steele, and Jeffrey Bernfeld, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments, including post-effective amendments, to the Form S-8 Registration Statement to which this instrument is attached and to file such amendments, including post-effective amendments, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Name                             Capacity                           Date
----                             --------                           ----

/s/ Ralph S. Sheridan            President and Director             May 27, 1997
--------------------------       (Principal Executive
Ralph S. Sheridan                 Officer)


/s/ Lee C. Steele                Vice President and                 May 27, 1997
--------------------------       Treasurer (Principal
Lee C. Steele                    Financial Officer)


/s/ Herman Feshbach              Director                           May 27, 1997
--------------------------
Herman Feshbach

/s/ Al Gladen                    Director                           May 27, 1997
--------------------------
Al Gladen

/s/ Hamilton W. Helmer           Director                           May 27, 1997
--------------------------
Hamilton W. Helmer

                                 Director                           May 27, 1997
--------------------------
Donald J. McCarren


/s/ William E. Odom              Director                           May 27, 1997
--------------------------
William E. Odom